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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): March 1, 2002


                            M.H. MEYERSON & CO., INC.
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             (Exact name of registrant as specified in its charter)

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
        New Jersey                         0-23410                      13-1924455
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(State or other jurisdiction       (Commission File Number)   (IRS Employer Identification No.)
      of incorporation)
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Newport Tower, 525 Washington Boulevard, Jersey City, New Jersey        07310
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code: (201) 459-9500
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(Former name or former address, if changed since last report.)









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Item 4.  Changes in Registrant's Certifying Accountant.

In response to the Securities and Exchange Commission's request for clarification of the Report on Form 8-K filed on March 6, 2002 by M.H. MEYERSON & CO., INC. (the "Registrant"), Vincent R. Vassallo, CPA ("Vassallo"), the principal accountant engaged to audit the Registrant's financial statements, informed the Registrant on March 1, 2002 that Vassallo was resigning from its position as auditor of the Registrant's financial statements for the current fiscal year.

Vassallo's reports on the Registrant's financial statements for each of the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Registrant's two most recent fiscal years and the subsequent interim period preceding Vasallo's resignation there was no disagreement with Vassallo on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Vassallo, would have caused Vassallo to make a reference to the subject matter of the disagreement in connection with its report.

On March 1, 2002, the Registrant engaged the accounting firm of Sanville & Company as the principal accountant to audit the Registrant's financial statements for the current fiscal year. The Registrant's decision to retain such new accountants was consented to by the Registrant's Audit Committee.


Item 7.  Financial Statements and Exhibits.

16.      Letter to the Registrant from Vincent Vassallo, CPA dated March 1, 2002

99.1     Letter to the Securities and Exchange Commission from Vincent Vassallo,
         CPA dated   March 6, 2002*





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* Previously filed.

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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                    M.H. MEYERSON & CO., INC.



Date: March 18, 2002                            By: /s/ Martin H. Meyerson
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                                                    Martin H. Meyerson
                                                    Chairman

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